Exhibit (h)(8)

AMENDMENT TO

TRANSFER AGENCY AGREEMENT

Amendment made as of the 23rd day of September, 2014, between TD ASSET MANAGEMENT USA FUNDS INC., a Maryland corporation (the “Company”) and CITI FUND SERVICES OHIO, INC., a Maryland corporation (“Citi”) to that certain Transfer Agency Agreement dated December 18, 2006, between the Company and Citi, as amended on December 11, 2007 and on June 29, 2009 (as in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performs certain transfer agency services for the Funds and their classes;

WHEREAS, Citi and the Company wish to enter into this Amendment to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and premises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Citi hereby agree as follows:

1.             Amendment.

Schedule A (Funds) is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.              Representations and Warranties.

(a) The Company represents (i) that it has full power and authority to enter into and perform this Amendment; (ii) this Amendment has been disclosed to and approved by the Board with respect to each Fund, and that the Company has provided all such information to the Board with respect to each Fund as may be appropriate (or has been requested by the Board) in connection with the review and approval by the Board of this Amendment and the arrangements contemplated under this Amendment; and (iii) Citi has either been, or will be, given a copy of the resolutions evidencing such approvals of this Amendment.

(b) Citi represents that it has full power and authority to enter into and perform this Amendment.

3.             Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall construe one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/Kevin LeBlanc

Name:	Kevin LeBlanc

Title:	President & Chief Executive Officer

CITI FUND SERVICES OHIO, INC.

By:	/s/ Jay Martin

Name:	Jay Martin

Title:	President

AMENDED SCHEDULE A TO THE

TRANSFER AGENCY AGREEMENT

BETWEEN

TD ASSET MANAGEMENT USA FUNDS INC.

AND

CITI FUND SERVICES OHIO, INC.

FUNDS	AUTHORIZED SHARES
TDAM Short-Term Bond Fund
Institutional Class	2,800,000,000
Advisor Class	300,000,000

TDAM Institutional Money Market Fund
Institutional Class	3,000,000,000
Institutional Service Class	2,000,000,000
Commercial Class	3,000,000,000

TDAM Institutional U.S. Government Fund
Institutional Class	2,000,000,000
Institutional Service Class	3,000,000,000
Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund
Institutional Service Class	2,000,000,000
Commercial Class	3,000,000,000

TDAM Institutional Municipal Money Market Fund
Institutional Class	2,000,000,000
Institutional Service Class	1,000,000,000

TDAM Core Bond Fund
Institutional Class	1,000,000,000
Advisor Class	300,000,000

TDAM U.S. Equity Shareholder Yield Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM U.S. Large Cap Core Equity Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM Target Return Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM Global All Cap Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM Global Low Volatility Equity Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM High Yield Bond Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM Global Equity Shareholder Yield Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM U.S. Small-Mid Cap Equity Fund
Institutional Class	1,000,000,000
Advisor Class	200,000,000

TDAM 1- to 5-Year Corporate Bond Portfolio	600,000,000
TDAM 5- to 10- Year Corporate Bond Portfolio	400,000,000

TDAM Tactical Opportunities Fund*	100,000,000

*Expected to commence operations in October 2014.

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